EXHIBIT 10.3

                               AGREEMENT

     THIS AGREEMENT, made and entered into this 10th day of May, 2000, by and between American Diatomite, L.L.C., a Montana Limited Liability Company, 310
- 19" West, Gooding, Idaho 83330, or P.O. Box 400, Missoula, Montana 59806 (hereinafter "American") and Iron Mask Mining Co., an Idaho Corporation, of 656 Cedar Street, Ponderay, Idaho 83852 (hereinafter "Iron Mask")

                              WITNESSETH:

     In consideration of the promises and covenants set forth herein, and other good and valuable consideration, the receipt mid adequacy or which is hereby acknowledged, the parties hereto agree as follows:

1. This Agreement supercedes any and all previous Agreements between the parties hereto. Consequently, all terms and provisions in any Agreements existing prior to the date of this Agreement are null and void, and of no further force and effect.

2. For and in consideration of the covenants provided herein, Iron Mask agrees to immediately issue 6,000,000 restricted shares of common stock of Iron Mask stock to American. In exchange for said 6,000,000 restricted shares of common stock of Iron Mask, Iron Mask shall, immediately upon issuance of said restricted shares of common stock, have the right to develop, mine, and retain profits from the American Diatomite property described in Exhibit "A" attached, hereto. In further consideration for the payment by Iron Mask to American of the above-described 6,000,000 restricted shares of common stock, Iron Mask shall have an option to purchase the property described in Exhibit "A" attached hereto in its entirety, as set forth in paragraph 7 below. As further consideration for for the execution of this Agreement, and the previous extension agreement, Iron Mask agrees to issue an additional 200,000 restricted share of common stock of Iron Mask stock to American.

3. During the first 90 days from full execution of this Agreement, Iron Mask agrees to work, in good faith, with the Bureau of Land Management and the State of Idaho to secure permits to improve, roads and to secure appropriate mining permits. When said permits are effectuated, Iron Mask will appropriately improve the pertinent roads and appropriately develop the pit for mining.

4. As a minimum royalty payment, Iron Mask agrees to pay to American $25,000.00 each quarter year, totaling a $100,000.00 annual royalty payment. Said quarterly payments will begin 60 days from the date that Iron Mask is listed on the electronic trading board. Should Iron Mask fail to pay the above-described quarterly payment, American has the option to default Iron Mask, consistent with the Notice provisions set forth herein, and void this Agreement.

5.   Iron Mask shall pay all pertinent assessment fees by July 15, 2000 Thru
     2005.

6. Iron Mask shall have the option to purchase the entirely of the diatomaceous earth deposit owned by American upon the subject property (specifically identified on Exhibit "A" attached hereto) for $3,000,000.00. Said $3,000,000.00 purchase price shall be exclusive of any capital gains taxes incurred by American as a result of such payment (Iron Mask is responsible for any tax ramifications) and may be made via a like kind, tax free, exchange between American and Iron Mask at American's option. Therefore, Iron Mask shall be responsible for the payment of any tax consequences incurred by American as a result of the aforementioned $3,000,000.00 payment. Said Option shall expire five (5) years from the date of the full execution or this Agreement. If said option is not exercised, Iron Mask shall have no further rights in the property described in Exhibit "A" attached hereto 7. Iron Mask shall pay $10.00 per ton royalty payment for diatomaceous earth which is both sold and shipped from American's property. Said tonnage payments shall continue subsequent to the payment of the $3,000,000.00 option price described above (should the option be exercised), but shall be the only payment from Iron Mask to American which shall survive the option purchase, if exercised. The aforementioned royalty payments shall be paid on a monthly basis. American has the right to check all shipment and sales records in order to verify the proper royalty payment.

8. LeRoy and Robie Strout shall receive a combined total of $2,000.00 per month consulting fee from Iron Mask. Said payments shall commence when Iron Mask is placed upon the electronic trading board, with the proration of said payments dating from the date of full execution of this Agreement. Iron Mask will create an option agreement in order to accomplish the above-described payment

9. During the 13th through 24th months subsequent to the expiration of the full execution of this Agreement, Iron Mask shall pay a combined total of $2,500.00 per month consulting fee to LeRoy and Robie Strout. Iron Mask will create an option agreement in order to accomplish the above-described payment.

10. During the 25th through 60th months subsequent to the full execution of this Agreement, Iron Mask shall pay to LeRoy and Robie Strout a combined total of $3,000.00 per month consulting fee. Iron Mask will create an option agreement in order to accomplish the above-described payment.

11. The above-described consulting fees shall only be payable subsequent to Iron Mask's listing on the electronic trading board.

12. Upon any default of the terms of this Agreement, written notice thereof, specifically defining the alleged default, shall be transmitted to the parties, at their addresses set forth above. Should the party in default not cure the specified default within 90 days from written notice as set forth above, said default shall be established, and all legal rights and consequences thereof way be pursued.

13. The certificates(s) representing the shares of restricted shares of common stock delivered pursuant to this subscription agreement will contain the folowing restrictive legend and may not be transferred for a minimum period of one (1) year from the date of issuance and thereafter only in compliance with Federal and State securities laws.

          The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Acts.

14. REPRESENTATIONS, AND WARRANTIES: The undersigned Subscriber hereby represents and warrants to the Company:

     a. THE UNDERSIGNED SUBSCRIBER UNDERSTANDS THAT THE IF COMPANY'S SHARES OF Restricted shares of common stock HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXECHANGE COMMISSION; ANY STATE SECURITIES AGENCY; OR ANY FOREIGN SECURITIES AGENCY.

     b. The undersigned Subscriber is not an underwriter and would be acquiring the Company's shares of Restricted shares of common stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

     c. The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the shares of Restricted shares of common stock would be suitable and consistent with his or her investment program; that his or her financial position enable him or her to bear the risks of this investment; and, that there is no public market for the shares of Restricted shares of common stock subscribed for herein;

     d. The shares of Restricted shares of common stock subscribed for herein may be not transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not shares issues for a minimum period of one
          (1) year from the date of issuance, and thereafter only in compliance with applicable state and federal law.

     e. To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that any shares of Restricted shares of common stock acquired pursuant to this Agreement shall be without preference as to assets;

     f. The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Restricted shares of common stock of the Company or to cause or permit such share of Restricted shares of common stock to be transferred in the absence of any such registration or exemption;

     g. The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits. and risks of any investment in the Company. Further, the Subscriber has been given; (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) an opportunity to question the appropriate executive officers of the Company; and, (4) all documents filed with the Securities and Exchange Commission;

     h. The Subscriber has satisfied the suitability standards imposed by his or her applicable state laws and has a preexisting personal and business relationship with the Company;

     i. The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares or Restricted shares of common stock in the foreseeable future (that is at the time of die investment. Subscriber can afford to hold the investment for an indefinite period of time);

     j. The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and furhter, the Subscriber is capable of reading and interpreting financial statement;

     k. The Subscriber acknowledges that if he/she/it is a resident of the State of Florida, he/she/it has the privilege of declaring this transaction null and void provide the Subscriber communicates such intention to the Company in writing within three (3) days of the tender of his/her/its consideration.


AMERICAN DIATOMITE, L.L.C.                   IRON MASK MINING CO.

Members                                      /s/ Robert J. Evans
/s/ Robie Strout
/s/ LeRoy Strout
/s/ Robert L. Delaney
/s/ D. L. Delaney

                              EXHIBIT "A"

Those certain mining claims located in an unorganized raining district, Gooding County. Idaho Range

Claim          Section                  Township       Range

1              SW1/4 of 35              3S             13E
2              NW1/4 of 35              3S             13E
3              NE1/4 of 34              3S             13E
4              NW1/4 of 34              3S             13E
5              NE1/4 of 33              3S             13E
6              SW1/4 of 28              3S             13E
7              SE1/4 of 28              3S             13E
8              SW1/4 of 27              3S             13E
9              SE1/4 of 27              3S             13E
10             SW1/4 of 26              3S             13E
11             NW1/4 of 26              3S             13E
12             NE1/4 of 27              3S             13E
13             NW1/4 of 27              3S             13E
14             NE1/4 of 28              3S             13E
15             NW1/4 of 28              3S             13E
16             SW1/4 of 21              3S             13E
17             SE1/4 of 21              3S             13E
18             SW1/4 of 22              3S             13E
19             SE1/4 of 22              3S             13E
20             SW1/4 of 23              3S             13E
21             NW1/4 of 23              3S             13E
22             NE1/4 of 22              3S             13E
23             NW1/4 of 22              3S             13E
24             NE1/4 of 21              3S             13E
25             NW1/4 of 21              3S             13E
28             SW1/4 of 15              3S             13E
29             SE1/4 of 15              3S             13E
30             SW1/4 of 14              3S             13E
31             SW1/4 of 34              3S             13E
32             SE1/4 of 34              3S             13E
33             NE1/4 of 3               4S             13E
34             NW1/4 of 2               4S             13E
35             NE1/4 of 2               4S             13E
36             NW1/4 of 1               4S             13E
37             NE1/4 of 1               4S             13E
38             NW1/4 of 12              4S             13E
39             SE1/4 of 1               4S             13E
40             SE1/4 or 2               4S             13E
41             SW1/4 of 1               4S             13E
42             NE1/4 of 11              4S             13E